                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)      July 26, 2000
                                          ------------------------

                            World Collectibles, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

          Delaware                       0-9798                   95-2930683
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


4970 South Arville Street, Suite 107, Las Vegas, Nevada             89118
-------------------------------------------------------      -------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   (702) 310-6676
                                                  ----------------------

                             Medical Monitors, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        On May 17, 2000, World Collectibles, Inc., formerly known as Medical Monitors, Inc. (the "Registrant"), World Collectibles Holdings, Inc.
("WCID"), and World Collectibles, Inc., a Nevada corporation ("WCIN") entered into a Merger Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which WCIN merged with and into WCID (the "Merger"). Pursuant to the Merger Agreement, shareholders of WCIN exchanged their shares for shares of common stock of the Registrant. WCIN shareholders converted their shares into shares of common stock of the Registrant at the ratio of 100 shares of common stock of the Registrant for each one share of WCIN. Following the conversion of shares by WCIN shareholders, shareholders of WCIN owned approximately 73% of the outstanding shares of common stock of the Registrant and shareholders of Medical Monitors before the Merger owned approximately 4.2%.

        As part of the Merger, the former director of the Registrant, Stanley Shuster (also the principal shareholder) resigned and was replaced by the following directors: Brad Smith and Susan Shuey, both of whom were selected by WCIN.

        The following table sets forth certain information after giving effect to the issuance of securities as part of the closing of the Merger Agreement with respect to beneficial ownership of the outstanding shares of common stock of the Registrant by the Registrant's directors, executive officers and each person known by the Registrant to own in excess of 5% of the outstanding shares of common stock of the Registrant, and the directors and executive officers as a group. Unless otherwise specified, each person below has personal and sole beneficial ownership of the shares of common stock:

                                            Number of               Percentage
Name of Beneficial Owner                     Shares                of Ownership
------------------------                    ---------              ------------
Brad Smith                                  2,200,000(1)              24.94%
Susan Shuey                                 1,800,000(2)              20.41%
Stanley Shuster                             1,130,402                 12.82%
Brian Shuster                               1,000,000                 11.34%
J.K. Import Export, Inc.                      890,000                  10.1%
Mekura Associates, LLC                        450,000                   5.1%

Executive Officers and
Directors as a Group (2 persons)            4,000,000                 45.35%

----------

(1) Includes 200,000 shares of common stock owned by Mr. Smith's daughters, Amanda Smith and Sheryle Smith. Mr. Smith disclaims beneficial ownership of such shares.

(2) Includes 800,000 shares owned by BSA Group, Ltd. Ms. Shuey is the sole officer, director and shareholder of BSA Group.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        As described in Item 1 above, pursuant to the Merger Agreement, WCIN merged with WCID, a wholly-owned subsidiary of the Registrant. Prior to the Merger, Stanley Shuster (the former President and director) was the principal stockholder of the Registrant with approximately 35.2% of the outstanding shares of common stock. After the Merger, shareholders of WCIN will own approximately 73% of the outstanding shares of common stock of the Registrant.

        Immediately prior to the Merger, the Registrant had no active operations. After the Merger, the Registrant will continue the historical businesses of WCID.

        WCID

        World Collectibles imports and auctions high quality home and office furnishings and decorator items. These items includes hand carved furniture, hand painted vases, original oil paintings, Tiffany style lamps, lithographs and serigraphs from artists such as Chagall, Miro, Picasso, Dali, Erte and Leroy Neman. Other items include bronze statues and sculptures for household use and outdoor life size pieces such as elk, deer, dolphins, giraffes, roman statues and bronze fountains, in some cases weighing up to 2,000 pounds.

        World Collectibles operates a 6,000 square foot showroom in Las Vegas, Nevada. World Collectibles also holds no live auctions at its showroom, and in selected hotels in Las Vegas area. World Collectibles intends to open a second showroom in Scottsdale, Arizona which is expected to be open in the fourth quarter of 2000. World Collectibles intends to hold live auctions at the Arizona showroom as well.

        World Collectibles is considering opening an additional showroom in California to hold live auctions. All of the showrooms will be leased by and operated by World Collectibles. World Collectibles is evaluating the possibility of utilizing franchising to grow its business nationwide.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Not applicable.

ITEM 5. OTHER EVENTS.

        Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        a. Financial Statements of Business Acquired will be filed by amendment within the allowable time period.

        b. Pro Forma Financial Information will be included in the amendment referred to above.

        c.     Exhibits:

               2.1 Merger Agreement and Plan of Reorganization dated May 17, 2000, by and between Medical Monitors, Inc., World Collectibles Holdings, Inc., and World

                      Collectibles, Inc.

ITEM 8. CHANGE IN FISCAL YEAR.

        Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 4, 2000                             World Collectibles, Inc.
     ---------------------                   ---------------------------------
                                                  (Registrant)


                                                  Brad Smith
                                             ---------------------------------
                                                  Chairman and President